Exhibit No. 10.20

LEASE AGREEMENT

GEORGIA, WHI1TFIELD COUNTY

THIS LEASE AGREEMENT (this "Lease") made and entered into this day 30 day of Sept, 2002 between SHP, LLC, of the County of Whitfield Georgia, hereinafter referred to as "Lessor" and Aladdin Manufacturing, Corporation, a Delaware Corporation, hereinafter referred to as "Lessee".

WHEREAS, Lessor is the owner of a certain tract or parcel of land and being Land Lot No. 157 of the 9th District and 3rd Section of Murray County, Georgia, on which property is a building containing approximately 175,000 square feet (now or formerly known as the ALTRON Building).  The ALTRON Building, together with the parking lot adjoining same is hereinafter referred to as the "Premises".

WHEREAS, it is the desire of Lessee to enter into this Lease for the lease of the Premises by Lessee from Lessor:

NOW, THEREFORE, for and in consideration of the acts to be performed by the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties do hereby agree each with the other as follows:

1.              PREMISES LEASED: RIGHT OF ACCESS RESERVED:

(a)     Lessor does hereby agree to lease to Lessee, and Lessee does hereby agree to hire from Lessor, at the rent and upon the terms and conditions hereinafter set forth, the Premises during the term hereof.

(b)     Lessor does hereby reserve the right for himself and his agents and employees to go over and about parking lot which comprises part of the Premises for purposes of ingress and egress to and from the other property of Lessor adjacent to the Premises.

2.              PURPOSE. The Premises shall be used and occupied by Lessee solely in connection with its business of the manufacture and sale of carpet, matting products and samples.

3.              TERM: The term of this Lease shall commence on September 15, 2002 and shall terminate the last day of December, 2003, at midnight, unless sooner terminated by breach of the terms and conditions of this Lease by Lessee, or by abandonment of the Premises by Lessee. Provided Lessee is not then in default hereunder, Lessee shall have the right to extend this lease for an additional period of Two (2) years.  The extended monthly rental will be $26,250.00 per month.

4.              RENT.   Lessee agrees to pay to Lessor as rental for the use of the Premises beginning September 157 2002 through November 30,2002 the sum of $16,800.00 per month; then beginning December 1,2002 through; December 31, 2003 the monthly rental will be $24,500payable.in advance on the 1st day of each month and continuing through the term of the lease.

5.              ADDITIONAL RENT. Lessee agrees to pay as rent, in addition to the minimum rental reserved in Paragraph 4 hereinabove, the following:

(a)     Any and all reasonable sums which may become due by reason of the failure of Lessee to comply with any or all covenants of this Lease, Lessee agreeing to pay any and all damages, costs or expenses which Lessor may suffer or incur by reason of (i) any default of Lessee or failure on its part to comply with the covenants of this Lease: and (ii) any and all damages to the premises caused by any intentional or negligent act of neglect of Lessee or Lessee's agents or invitees;

(b)     All charges for water, electricity, gas and any other utility services consumed upon the Premises and all charges for repairs to the meter or meters on premises, whether such repairs are made necessary by ordinary wear and tear, freezing, hot water, accident or other causes, immediately when the same become due; Lessee shall indemnify and hold Lessor harmless from any liability for payment of such services;

6.              LESSEE'S RIGHT TO ALTER AND IMPROVE. Lessee shall have the right, at its sole expense, to modify the Premises and to make such alterations as it deems appropriate to improve the usefulness of the Premises: provided, however, any such modifications or improvements shall not be begun until Lessor has been presented with the plans for such modifications and has approved them. Further, Lessee shall obtain the Lessor's consent prior to painting or placing any sign on the Premises, which consent shall not be unreasonably withheld by Lessor. Any modification of the Premises by Lessee under the terms of this Lease shall comply with all federal, slate and local regulations and ordinances applicable thereto. Any improvements to which Lessor consents shall be made in a good and workmanlike manner and upon the termination of this Lease, such improvements shall be the property of the Lessor. Lessee shall indemnify and hold Lessor harmless from any liability for the cost of said improvements, and shall immediately discharge any and all liens placed against the Premises as a consequence of such improvements.

7.              INSURANCE. Lessor shall procure and maintain during the term hereof, insurance against Loss by fire or other casualty to the Premises in such amounts as Lessor may determine in his sole discretion. Lessee shall be responsible for obtaining and maintaining such insurance against loss to its property or against liability as Lessee may elect.

8.              AFFIRMATIVE COVENANTS AND RESPONSIBILITIES OF LESSEE. Lessee covenants and agrees that Lessee will, without demand:

(a)     Keep the Premises reasonably clean and free from all rubbish, ashes, dirt and other matter,

(b)     Except as provided to the contrary here in below, at Lessee's own expense, maintain the Premises in good repair, and in at least as good condition as that in which they were delivered, allowing for ordinary wear and tear;

(c)     Make all necessary repairs, ulterior and exterior, including repairs to the air conditioning and plumbing system in and about the Premises at its own expense, provided, however, that Lessee shall not be required to make any repairs to the walls or roof of Premises, except for such repairs as are necessitated by the actions of Lessee and/or its agents, employees, licensees or invitees;

(d)     Comply with any requirements of any of the constituted public authorities, and with the terms of any Federal or State Statutes or Local Ordinances or Regulations applicable to Lessee to or for Lessee's use of the Premises and save Lessor harmless from penalties, fines, costs or damages resulting from the failure to do so;

(e)     Give to Lessor prompt written notice of any accident involving persons other than agents or employees of Lessee, fire or damage occurring on or to me Premises;

(f)      At the termination of this Lease, remove any signs, improvements of a non-permanent nature, projections or devices placed upon the premises at or prior to the expiration of this Lease. In case of breach of this covenant, in addition to all other remedies given to Lessor in case of breach of any condition or covenant of this Lease, Lessor shall have the privilege of removing said improvements, signs, projections, or devices and Lessee, at Lessor's option, shall be liable to Lessor for any and all reasonable expenses so incurred by Lessor;

(g)     Indemnify Lessor against all expenses, liabilities and claims of any kind, including reasonable attorney's fees, by or on behalf of any person ox entity arising out of either (i) a failure by Lessee to perform any of the terms or conditions of this Lease, (ii) any injury or damage happening on or about the Premises, except to the extent caused or contributed to by the willful misconduct or gross negligence of Lessor, its agents, employees or representatives; (iii) failure to comply with any law of any governmental authority, arising out of or attributable solely to Lessee's use and/or occupancy of the Premises; (iv) any mechanic's lien or security interest filed against the Premises; and (v) all claims, damages, expenses, liabilities, actions or causes of action of any kind or nature arising from breaches of Lessee's representations, warranties or covenants hereunder or from acts or failures to act occurring, or conditions existing, during Lessee's occupancy of the Premises, except to the extent caused or contributed to by the willful misconduct or gross negligence of Lessor, its agents, employees or representatives; and

(h)     Secure any and all permits for such use as Lessee intends to make of the Premises prior to the effective date of this Lease, and upon obtaining such permit Lessee shall not use the demised premises in any manner not inconsistent with or in violation of such permit.

9.              NEGATIVE COVENANTS OF LESSEE. Lessee covenants and agrees that it will do none of the following Things without the consent in writing of Lessor first had and obtained, which consent shall not be unreasonably withheld:

(a)     Occupy the Premises in any other manner or for any other purpose than set forth herein; or

(b)     Assign, mortgage or pledge, or sublease this Lease; nor shall any assignee assign, mortgage, pledge or sublease this Lease without the written consent by the Lessor and without such consent no such assignment, mortgage, pledge or sublease shall be valid, provided Lessor will not unreasonably withhold such consent; or

(c)     Use the Premises for the '"treatment", "storage", or "disposal" of any "hazardous waste", as such terms are defined in the Resource Conservation and Recovery Act, as amended 42 U.S.C. 6901 ct seq.; or

(d)     Release on the Premises a "hazardous substance", as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. 9601 ct seq; or

(e)     Install or maintain an underground storage tank, as such term is defined in RCRA; or

(f)      Do or permit any of its permitted subleases or other persons to do anything on the Premises, or any part thereof, or bring or permit anything to be brought on or kept in the Premises, or permit the use of the Premises for any business or purpose that would:

1.        cause an increase in the rate of any insurance on the Premises; or

2.        cause a violation of any requirements of any of the constituted public authorities, and with the terms of any Federal or State Statutes or Local Ordinances or Regulations applicable to Lessee to or for Lessee's use of the Premises.

10.           NO REPRESENTATIONS BY LESSOR. Neither Lessor or Lessor's agents have made any representations or promises with respect to the Premises, except as expressly set forth herein. The taking of possession of the Premises by Lessee shall be conclusive evidence against Lessee, and Lessee accepts the Premises as is, and that the Premises, and any portion thereof occupied by Lessee, were in good and satisfactory condition at the time possession of the same was so taken.

11.           ADDITIONAL CONVENANTS.

(a)     If the Premises are totally destroyed by storm, fire, lightening, earthquake or other casualty. this Lease, and all rights and obligations arising hereunder, shall terminate as of the date of such destruction, and rental shall be accounted for as between Lessor and Lessee as of that date. If the Premises are damaged but not totally destroyed by any of such casualty, rent shall abate in such proportion as use of the premises has been destroyed, and Lessor shall restore the Premises to substantially the same condition as before such damage, whereupon full rental shall resume. For purposes of this section, damage to the Premises to the extent that the Premises are wholly untenantable, or damage to the extent that full repairs cannot be made solely from the proceeds of insurance maintained on the Premises as provided in this Lease, shall be deemed to be a total destruction of the Premises.

(b)     Lessor shall not be liable for any damage, compensation or claim by reason of inconvenience arising from the necessity of repairing any portion of the building, the interruption of the use of the Premises, or the termination of this Lease by reason of the destruction of the Premises.

(c)     It is understood and agreed that the Lessor hereof does not warrant or undertake that the Lessee shall be able to obtain a permit under any zoning ordinance or regulation for such use s Lessee intends to make of the Premises, and nothing in this Lease contained shall obligate Lessor to assist in obtaining said permit

(d)     It is hereby covenanted and agreed by and between the parties that any law, usage or custom to the contrary notwithstanding, Lessor shall have the right at all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Lessor in refraining from so doing at any tune or times, and further, that the failure of Lessor at any time or times to enforce Lessor's tight under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions or covenants of this Lease, or as having in any way or manner modified the same.

(e)     Lessor will maintain the roof, the exterior walls and floor of the Premises. Water leaks through the roof will be repaired by Lessor without undue delay.

(f)      Lessee agrees to grant to the Lessor full and free access to the Premises during reasonable business hours to examine or exhibit the same or to make any necessary repairs or alterations to the Premises.

12.           EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" hereunder:

(a)     Any part, portion or component of the rent, or any other sums payable under this Lease are not paid within five (5) days after receipt of Lessor's notice that same is past due;

(b)     Any petition that is filed by or against Lessee under any section or chapter of the Federal Bankruptcy Code, and, in the case of a petition filed against Lessee, such petition is not dismissed within thirty (30) days after the date of such filing;

(c)     Lessee becomes insolvent or transfers property in fraud of creditors;

(d)     Lessee makes an assignment for the benefit of creditors;

(e)     A receiver is appointed for any of the Lessee's assets; or

(f)      Lessee breaches or fails to comply with any term, provision, condition or covenant of this Lease, other than the payment of rent, which breach is not cured within thirty (30) days after written notice by Lessor of such default is received by Lessee.

13.           REMEDIES- Upon the occurrence of an Event of Default, Lessor may do or perform any one or more of the following in addition to, and not in limitation of any other remedy or right permitted it by law or by this Lease;

(a)     Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor. If Lessee fails to do so, Lessor may, without prejudice to any other remedy Lessor may have either by law or by this Lease, enter upon the Premises and expel or remove Lessee and Lessor's personal property with or without force and without being Liable to Lessee in any manner whatsoever for damages therefor. Lessee shall be liable to Lessor for and shall indemnify and hold Lessor harmless from and against all cost, loss, or damage which Lessor may suffer by reason of such termination of this Lease, whether through inability to relet the Premises, through a decrease in rent received, by damage to the Premises or otherwise; or

(b)     Lessor may enter the Premises and remove the Lessee and its personal property and may relet the Premises as the agent and receive such rent therefor. In such event Lessee shall be liable to Lessor for any deficiency which may arise by reason of such reletting during the remainder of the Lease Term. Lessor may include, without limitation, brokerage commissions and attorney's fees incurred in reletting the Premises and any and all costs and expenses incurred in renovating or altering space to make it suitable for reletting in computing Lessor's costs, losses or damages for which Lessee is liable as set forth above, and the proceeds of such reletting shall be first applied to such costs and expense, then to the payment of Rent and all other indebtedness of Lessee to Lessor hereunder, with the balance, if any to be held by Lessor to be applied in payment of future Rent and all other such indebtedness as same becomes due and payable throughout the Lease Term.

14.           REMEDIES-CUMULATIVE. All of the remedies hereinbefore given to Lessor and all rights and remedies given by law or in equity to Lessor shall be cumulative and concurrent No termination of this Lease or the taking or recovering of the Premises shall deprive Lessor of any of its remedies or actions against the Lessee for rent due at the time of which under the terms hereof would in the future become due as if there had been no termination, or for any and all sums due at the time, or which under the terms hereof would in the future become due as if there had been no termination, nor shall bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of Lessor's right to obtain possession of the Premises.

15.           LEASE CONTAINS ALL AGREEMENTS. It is expressly understood and agreed by and between any parties hereto that this Lease and the Exhibits attached hereto and forming a part hereof, set forth all of the promises, agreements, conditions and understandings between Lessor, or Lessor's agents, and Lessee relative to the demised premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than as set forth herein. All prior leases between Lessor and Lessee respecting the Premises or any portion thereof shall be terminated as of the effective date of this Lease, whereupon the terms and conditions of this Lease shall govern all rights and obligations of the parties with respect to the Premises. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

16.           PARTIES BOUND. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties, and if there shall be more than one Lessee, they shall be bound jointly and severally by the terms, covenants and agreements herein, and the word "Lessee" shall be deemed to and taken to mean each and every person or party mentioned as Lessee herein, be the same one or more; and if there shall be more than one Lessee, any notice required or permitted by the terms of this Lease shall be given by or to anyone thereof, and shall ever have the same force and effect as if given by or all thereof. The word "his" and "him" and "her", wherever stated herein shall be deemed to refer to the "Lessor" and "Lessee" whether such Lessor and Lessee be singular or plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as herein provided.

17.           SUBORDINATION. This Lease and all rights of Lessee hereunder shall be subject and subordinate to the lieu of any mortgage of Lessor, provided that such subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee and that the rights of Lessee shall remain in full force and effect during the term of this Lease so long as Lessee shall continue to perform all of the covenants of this Lease. While this paragraph is self-operative, and no further instrument of subordination shall be necessary, Lessee shall, in confirmation of such subordination, upon demand at any tune or times, execute, acknowledge and deliver to Lessor or any Mortgagor of Lessor any and all instruments requested by either of them to evidence such subordination- Lessee shall execute, acknowledge and deliver to Lessor or any Mortgagor of Lessor, without expense, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgagor of Lessor. If a holder of any mortgage of Lessor shall hereafter succeed to the rights of Lessor under his Lease, Lessee shall, at the option of such holder, attorn to and recognize such successor as Lessee's landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between each successor Lessor and Lessee, subject to all of the terms, covenants and conditions of this Lease. If Lessee fails at any time to execute, acknowledge and deliver any of the instruments provided for by this Paragraph within fifteen (15) days after receipt of Lessor's notice so to do, Lessor, in addition to the remedies allowed by this Lease may execute, acknowledge and deliver any and all of such instruments as the attorney-in-fact of Lessee and in its name, place and stead, and Lessee hereby irrevocably appoints Lessor, its successors and assigns as such attorney-in-fact.

18.           CONDEMNATION. If the whole of the Leased Premises, or such portion thereof as will make Premises unusable for the Purposes herein Leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by public authorities, and rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemner. It is further understood and agreed that neither the Lessee or Lessor shall have any rights in any award made to the other by any condemnation authority,

19.           NOTICES. Except for legal process which may also be served as by law provided, all notices required or desired to be given with respect to this Lease shall be in writing and shall be deemed to have been given when had delivered or three (3) days after deposited, postage prepaid, with the United Sates Postal Service (or its official successor), certified, return receipt requested, properly addressed as follows:

To Lessor:

SHP, LLC
P. O. Box 2343
Dalton, Georgia 30722-2343

To Lessee:
Mohawk Industries, Inc.
P.O. Box 12069
Calhoun, Georgia 30703-7002

Such address may be changed from time to time by either party by notice to the other.

20.           HOLDING OVER- In no event shall there be any renewal of this Lease by operation of law, and if Lessee remains in possession of the Premises after the termination of this Lease and without execution of a new Lease, Lessee shall be deemed to be occupying the Premises as a tenant at will at an amount equal to one hundred fifty (150%) of the Rent and otherwise subject to all the covenants and provisions of this Lease insofar as the same are applicable to a month-to-month tenancy.

21.           BROKERS. Lessor and Lessee each represents and warrants to the other that no broker, agent, commission salesman or other person has represented the warranting party in the negotiations for and procurement of this Lease and of the Premises, that no commissions, fees or compensation of any kind are due and payable in connection herewith to any such person or entity. Each party further warrants that any compensation arrangement with the parties excepted from the foregoing warranty has been reduced to writing in it entirety in a separate agreement signed simultaneously with or before this Lease by the party against whom the commission or compensation is charged

22.           ATTORNEYS' FEES AND EXEMPTION. Lessee hereby waives and renounces al homestead o exemption rights which Lessee may have under or by virtue of the Constitution and Laws of the United States, Georgia, or any other State, as against any debt Lessee may owe Lessee under this Lease, and hereby transfers, conveys, and assigns to Lessor all homestead or exemption rights which may be allowed or set apart to Lessee, including such as may be set apart in any bankruptcy proceeding, to pay any debt owing by Lessee to Lessor hereunder. If any rent or other debt owing by Lessee to Lessor hereunder is collected by or through an attorney at law, Lessee agrees to pay an additional amount equal to fifteen percent (15%) of sum as attorneys1 fees.

23.           NO ESTATE IN LAND. This Lease creates the relationship of landlord and tenant between Lessor and Lessee. No estate shall pass out of Lessor, and Lessee has only usufruct which is not subject to levy and sale.

24.           ESTOPPEL CERTIFICATE. At any time and from time to time, Lessee, on or before the date specified in a request therefor made by Lessor, which date shall not be earlier than fifteen (15) days from the receipt of such request, shall execute, acknowledge and deliver to Lessor a certificate evidencing (a) whether or not t his Lease is in full force and effect, (b) whether or not this lease has been amended in any way, (c) whether or not there are any existing defaults on the part of Lessor hereunder to the knowledge of Lessee and specifying the nature of such defaults, if any, and (d) the date to which rent, and other amounts due hereunder, if any, have been paid. Each certificate delivered pursuant to this Paragraph may be relied on by any prospective purchaser or transferee of Lessor's interest hereunder or of any part of Lessor's property or by any holder or prospective holder of any mortgage of Lessor, or a mortgage or prospective mortgage of any part of Lessor's other property

25.           SEVERABILITY. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby, unless the amount of Rent payable hereunder is thereby decreased, in which event Lessor may terminate this Lease.

26.           CAPTIONS. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

27.           SUCCESSORS AND ASSIGNS. The provisions of this lease shall inure to the benefit of and be binding upon Lessor and Lessee, and their respective permitted successors, heirs, legal representatives and assigns.

28.           STATE LAW. The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease.

29.           TIME IS OF IKE ESSENCE- Except as otherwise specifically provided herein, time is of the essence of this Lease,

30.           EXECUTION. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and be admissible into evidence or used for any purpose without the production of the other counterparts.

31.           FORCE MAJEURE. Either party hereto shall be excused from the performance of any of its obligations for the period of any delay resulting from any cause beyond its control, including, without limitation all labor disputes, governmental regulations or controls, fires or other casualties, inability to obtain any material or services, or acts of God.

32.           PEACEFUL POSSESSION. So long as Lessee observes and performs the covenants and agreements contained herein, it shall at all times during the Lease Term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

IN WITNESS WHEREOF,  the parties hereto have executed these presents the day and year first above written.

LESSOR:

SHP, LLC

BY:

LESSEE:

Aladdin Manufacturing Corp

BY: /s/: Salvatore J. Perillo

NAME: Salvatore J. Perillo

TITLE: General Council

ATTEST:

CORPORATE SEAL

Rider to SHP, LLC. Lease

Lessee is Aladdin Manufacturing Corporation, a Delaware Corporation

1.        Premises Leased:

In section (b) Please add ("Such ingress and egress shall not interfere with the operation of Lessee.

2.        Purpose: Please add (" and any other floor covering products that the Lessee utilizes in it operation").

5.        Additional Rent:

(a). Please add after (i)("unless such default is due to the negligence of Lessor").

(b) Please add (" unless such damage is due to the negligence of Lessor").

11.     Additional Covenants:

(c)   Please delete and insert Lessor warrants that the leased premises is zoned for the intended use of the Premises.

Agreed to the above

/s/: Salvatore J. Perillo

9-30-02